INDEPENDENT AUDITOR'S REPORT



To The Shareholders and
Board of Trustees
iMillennium Fund:

We have audited the accompanying statement of assets and liabilities of the iMillennium Fund, including the schedule of portfolio investments, as of February 28 2002, the related statement of operations for the year then ended, and the statements of changes in net assets and financial highlights for the year then ended and for the period from April 17, 2000 (commencement of operations) to February 28, 2001 in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments and cash held as of February 28, 2002 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the iMillennium Fund as of February 28, 2002, the results of its operations for the year then ended, and the changes in its net assets, and the financial highlights for the year then ended and for the period from April 17, 2000 (commencement of operations) to February 28, 2001 in the period then ended, in conformity with accounting principles generally accepted in the United States of America.



McCurdy & Associates CPA's, Inc.
Westlake, Ohio
March 20, 2002